Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2002

Daleen Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27491	65-0944514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

902 Clint Moore Road, Suite 230
	Boca Raton, Florida	33487
	(Address of principal executive offices)	(Zip Code)

(561) 999-8000
(Registrant’s telephone number, including area code)

Item 5 – Other Events.

     Daleen Technologies, Inc. (“Daleen”), a global provider of high performance billing and customer care software solutions that manage the revenue chain, announced that a Listing Qualifications Panel of The Nasdaq Stock Market has approved the transfer of the listing of Daleen’s common stock to The Nasdaq SmallCap Market effective with the open of business on Friday, July 12, 2002. The securities will continue trading under the current symbol: “DALN.”

     The continued listing of Daleen’s common stock on The Nasdaq SmallCap Market is contingent upon the successful completion of an application and review process. This process will require Daleen to file an application for this new listing, to pay all initial listing fees, and to provide evidence of compliance with all requirements for continued listing on The Nasdaq SmallCap Market. Daleen will have until August 13, 2002 to demonstrate a closing bid price of at least $1.00 per share and must maintain such price for a minimum of ten consecutive trading days. However, Daleen currently meets The Nasdaq SmallCap Market threshold requirement of shareholders’ equity, market capitalization or net income. Therefore, if Daleen does not attain the minimum bid price requirement by August 13, 2002, it may be eligible for an additional 180-day extension for listing on The Nasdaq SmallCap Market.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALEEN TECHNOLOGIES, INC

	By:	/s/ Jeanne Prayther

Jeanne Prayther
Chief Financial Officer,
Dated: July 12, 2002		Secretary and Treasurer

2